      As filed with the Securities and Exchange Commission on May 22, 1996

                                            Registration No. 333-______________

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                            HILTON HOTELS CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                             36-2058176
   (State or other jurisdiction         (I.R.S. Employer Identification No.)
 of incorporation or organization)

            9336 CIVIC CENTER DRIVE, BEVERLY HILLS, CALIFORNIA 90210
              (Address of Principal Executive Offices)  (Zip Code)

                            1996 STOCK INCENTIVE PLAN
                    1996 CHIEF EXECUTIVE STOCK INCENTIVE PLAN
                            (Full title of the plans)

                              CHERYL L. MARSH, ESQ.
                     VICE PRESIDENT AND CORPORATE SECRETARY
                            HILTON HOTELS CORPORATION
                             9336 CIVIC CENTER DRIVE
                         BEVERLY HILLS, CALIFORNIA 90210

                                  310/278-4321
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

      Title of                                 Proposed maximum        Proposed maximum            Amount of
  Securities to be          Amount to be        offering price        aggregate offering         Registration
     registered              registered            per share                price                     fee
- ---------------------------------------------------------------------------------------------------------------------
Common Stock, $2.50     1,500,000 Shares (1)      $102.9375(2)          $154,406,250(2)            $53,244(2)
par value

Common Stock, $2.50     1,500,000 Shares (1)       $74.6875(3)          $112,031,250(3)            $38,632(3)
par value

- ---------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------

1. Plus an indeterminate number of shares which may be issued as a result of anti-dilution provisions contained in each of the Plans.

2. Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Act"), on the basis of the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on May 16, 1996.

3.   Calculated pursuant to Rule 457(h)(1) under the Act.

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- --------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated herein by reference:

     (a) The Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed by Hilton Hotels Corporation ("Hilton"), including those portions of Hilton's Annual Report to Stockholders for such fiscal year incorporated therein by reference.

     (b) All other reports filed by Hilton pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1995.

     (c) The shares of Common Stock which are the subject of this Registration Statement are described in the Registrant's Registration Statement on Form 10, as amended, pursuant to the Exchange Act, as initially filed with the Securities Exchange Commission on June 5, 1947, which Registration Statement is hereby incorporated by reference herein.

          In addition to the foregoing, all documents subsequently filed by Hilton pursuant to Section 13(a), 13(e), 14 and 15(d) of the Exchange Act prior to the filing of a subsequent post-effective amendment to the Registration Statement, which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.   INDEMNIFICATION.

          Hilton has purchased for the benefit of its officers and directors and those of certain subsidiaries, insurance policies, whereby the insurance companies agree, among other things, that in the event any such officer or director becomes legally obligated to make a payment (including legal fees and expenses) in connection with an alleged wrongful act, such insurance companies will pay Hilton up to $100,000,000. Wrongful act means any breach


                                 Page 2 of _____
     of duty, neglect, error, misstatement, misleading statement or other act done by an officer or director of Hilton or any subsidiary.

          Section 145 of the General Corporation Law of Delaware, as amended (the ("DGCL"), Article XI of Hilton's Restated Certificate of Incorporation, as amended, and Paragraph 34 of Hilton's By-Laws, as amended, authorized and empower Hilton to indemnify its directors, officers, employees and agents, and agreements with each of Hilton's directors and officers (substantially in the form approved at the Annual Meeting of Stockholders on May 7, 1987) provide for indemnification against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of such person's relationship with Hilton, provided that such persons acted in accordance with a stated standard of conduct in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.   EXHIBITS.

     Exhibit
     Number    Description of Document                                  Page No.
     ------    -----------------------                                  --------

      4.1 Form of Stock Option Agreement, together with copy of the 1996 Stock Incentive Plan

      4.2      Stock Option Agreement, together with a
               copy of the 1996 Chief Executive Stock
               Incentive Plan

      5.1      Opinion of Neal, Gerber & Eisenberg

     23.1      Consent of Arthur Andersen LLP

     23.2      Consent of Neal, Gerber & Eisenberg
               (included in Exhibit 5.1)

     24.1      Powers of Attorney (see II-6)


                                 Page 3 of _____

ITEM 9.   UNDERTAKINGS.

     The undersigned hereby undertakes:

     1. That, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     2. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     3. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
          Section 13(a) or 15(d) of the Exchange Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     4. To include any material change to the information contained in this Registration Statement.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and controlling persons of Hilton pursuant to the DGL, Hilton's Restated Certificate of Incorporation, Hilton's By-Laws, as amended, or otherwise, Hilton has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Hilton of expenses incurred or paid by a director, officer or controlling person of Hilton in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Hilton will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 Page 4 of _____

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Hilton Hotels Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto during authorized, in the City of Beverly Hills and State of California, on the 8th day of May, 1996.

                                       HILTON HOTELS CORPORATION (Registrant)


                                       By: /s/ Cheryl L. Marsh
                                          -----------------------------------
                                          CHERYL L. MARSH
                                          VICE PRESIDENT AND CORPORATE SECRETARY

     Pursuant to the requirements of the Securities Act to 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICERS:


                 *                                            *
- ------------------------------------         -----------------------------------
Barron Hilton, Chairman of the Board         Eric M. Hilton


                 *                                            *
- ------------------------------------         -----------------------------------
Stephen F. Bollenbach, President and         Dieter H. Huckestein
Chief Executive Officer

PRINCIPAL FINANCIAL AND                                       *
 ACCOUNTING OFFICER:                         -----------------------------------
                                             Robert L. Johnson


                 *                                            *
- ------------------------------------         -----------------------------------
Steve Krithis, Senior Vice                   Donald R. Knab
President - Finance

DIRECTORS:

                                                              *
                                             -----------------------------------
                 *                           Benjamin V. Lambert
- ------------------------------------
Raymond C. Avansino, Jr.

                                                              *
                                             -----------------------------------
                                             Donna F. Tuttle
                 *
- ------------------------------------
A. Steven Crown
                                                              *
                                             -----------------------------------
                                             Sam D. Young, Jr.
                 *
- ------------------------------------
Gregory R. Dillon

                                             *By: /s/ Cheryl L. Marsh
                                                 -------------------------------
                 *                                  Cheryl L. Marsh
- ------------------------------------                attorney-in-fact for each
Barron Hilton                                       person named

                                                                  May 8, 1996


                                 Page 5 of _____

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of HILTON HOTELS CORPORATION, a Delaware corporation, which is about to file a Registration Statement with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, with respect to the shares of its Common Stock par value $2.50 per share, issuable upon exercise of options granted and to be granted under each of its 1996 Stock Incentive Plan and its 1996 Chief Executive Stock Incentive Plan, hereby constitutes and appoints Steve Krithis, William C. Lebo, Jr. and Cheryl
L. Marsh and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubsititution, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments thereto, and all other documents in connection therewith, to be filed with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 23rd day of April, 1996.


/s/ Raymond C. Avansino, Jr.                 /s/ Robert L. Johnson
- ----------------------------------           -----------------------------------
Raymond C. Avansino, Jr., Director           Robert L. Johnson, Director


/s/ Stephen F. Bollenbach                    /s/ Donald R. Knab
- ----------------------------------           -----------------------------------
Stephen F. Bollenbach,                       Donald R. Knab, Director
President and Chief Executive Officer


/s/ A. Steven Crown                          /s/ Steve Krithis
- ----------------------------------           -----------------------------------
A. Steven Crown, Director                    Steve Krithis, Senior Vice
                                             President - Finance


/s/ Gregory R. Dillon                        /s/ Benjamin V. Lambert
- ----------------------------------           -----------------------------------
Gregory R. Dillon, Director                  Benjamin V. Lambert, Director


/s/ Barron Hilton                            /s/ Donna F. Tuttle
- ----------------------------------           -----------------------------------
Barron Hilton, Chairman of the Board         Donna F. Tuttle, Director


/s/ Eric Hilton                              /s/ Sam D. Young, Jr.
- ----------------------------------           -----------------------------------
Eric Hilton, Director                        Sam D. Young, Jr., Director


/s/ Dieter H. Huckestein
- ----------------------------------
Dieter H. Huckestein, Director


                                 Page 6 of _____